Exhibit 99.1

Cartesian Growth Corporation III Announces Pricing of

Upsized $240 Million Initial Public Offering

New York, NY – (May 2, 2025) – Cartesian Growth Corporation III (the “Company”) announced today the pricing of its initial public offering of 24,000,000 units, upsized from 20,000,000 units, at a price of $10.00 per unit. The units are expected to commence trading on May 2, 2025 on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CGCTU”. The Company’s sponsor is an affiliate of Cartesian Capital Group, LLC, a global private equity firm specializing in providing growth capital to transnational businesses.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “CGCT” and “CGCTW”, respectively.  No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Cantor Fitzgerald & Co. is serving as the sole book-running manager for the offering. The underwriters have been granted a 45-day option to purchase up to an additional 3,600,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on or about May 5, 2025, subject to customary closing conditions.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 1, 2025. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cartesian Growth Corporation III

Cartesian Growth Corporation III is a blank check company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company is led by Chairman and Chief Executive Officer, Peter Yu, who is also the Managing Partner of Cartesian Capital Group, LLC, a global private equity firm and registered investment adviser headquartered in New York City, New York. The Company’s acquisition and value-creation strategy is to identify and combine with an established high-growth company that can benefit from both a constructive combination and continued value-creation by the Company’s management. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. For more information about Cartesian Growth Corporation III, please visit www.cartesiangrowth.com/cgc3.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the offering discussed above and the anticipated search for an initial business combination. No assurance can be given that the offering will be completed on the terms described, or at all, or that the Company will ultimately complete an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statements and preliminary prospectus for the offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Cartesian Growth Corporation III
contact3@cartesiangrowth.com